UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2015

ISLE OF CAPRI CASINOS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20538 (Commission File Number)	41-1659606 (IRS Employer Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri (Address of principal executive offices)	63141 (Zip Code)

(314) 813-9200
(Registrant’s telephone number, including area code)

N/A
Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

Indenture

On April 14, 2015, Isle of Capri Casinos, Inc. (the “Company”) completed an offering (the “Offering”) of an additional $150 million aggregate principal amount of its 5.875% Senior Notes due 2021 (the “2021 Notes”), of which $350.0 million aggregate principal amount were originally issued on March 5, 2013.  The additional 2021 Notes were issued at an offering price of 102.00% of the principal amount, plus accrued and unpaid interest from and including March 15, 2015 to, but excluding, April 14, 2015. The additional 2021 Notes have the same terms and will be treated as the same class as the outstanding 2021 Notes, except that the additional 2021 Notes are subject to transfer restrictions until the Company consummates a registered exchange offer or they are sold pursuant to an effective resale shelf registration statement. The 2021 Notes are fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by each of the Company’s domestic subsidiaries that guarantees the Company’s senior secured credit facility. The additional 2021 Notes were offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States in compliance with Regulation S of the Securities Act.

The additional 2021 Notes are governed by an Indenture, dated as of March 5, 2013 (the “Original Indenture”), among the Company, as issuer, certain of the Company’s subsidiaries named therein, as guarantors thereto (the “Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”), as amended by a supplemental indenture, dated as of April 19, 2013 (the “First Supplemental Indenture”), and as further amended in respect of the additional 2021 Notes by the Second Supplemental Indenture, dated as of the date hereof (the “Second Supplemental Indenture”) (the Original Indenture as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”). The Original Indenture was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2013, which is incorporated herein by reference.  The First Supplemental Indenture was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 24, 2013, which is incorporated herein by reference. The Second Supplemental Indenture is attached hereto as Exhibits 4.1 and is incorporated herein by reference. The description of the Indenture and the additional 2021 Notes in this report are summaries only and are qualified in their entirety by the terms of the Indenture and the additional 2021 Notes, respectively.

The additional 2021Notes are the Company’s and the Guarantors’ general unsecured obligations and rank equally and ratably in right of payment with the Company’s and the Guarantors’ existing and future unsecured senior indebtedness and senior to the Company’s and the Guarantors’ existing and future subordinated indebtedness. The additional 2021 Notes are effectively junior to the Company’s and the Guarantors’ secured indebtedness to the extent of the value of the collateral securing such indebtedness, including obligations under our senior secured credit facility, which are secured by the real and personal property, including capital stock, of the Guarantors. The additional 2021 Notes are also structurally subordinated to the liabilities of subsidiaries of the Company that have not guaranteed the additional 2021 Notes.

The additional 2021 Notes bear interest at a rate of 5.875% per annum. Interest on the additional 2021 Notes is payable semi-annually in cash in arrears on March 15 and September 15 of each year, commencing on September 15, 2015, with interest accruing from and including March 15, 2015. The Company will make each interest payment to the holders of record of the additional 2021 Notes on the immediately preceding March 1 and September 1. In certain circumstances the Company may be required to pay additional interest.

On or after March 15, 2016, the Company may on any one or more occasions redeem all or a part of the 2021 Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and special interest, if any, on the 2021 Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on March 15 of the years indicated below, subject to the rights of holders of the 2021 Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2016	104.406%
2017	102.938%
2018	101.469%
2019 and thereafter	100.000%

Before March 15, 2016, the Company may redeem some or all of the 2021 Notes at a redemption price equal to 100% of the principal amount of each 2021 Note to be redeemed plus a make-whole premium together with accrued and unpaid interest.  In addition, at any time prior to March 15, 2016, the Company may redeem up to 35% of the 2021 Notes with the net cash proceeds from specified equity offerings at a redemption price equal to 105.875% of the principal amount of each 2021 Note to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption provided that (i) at least 65% of the aggregate principal amount of 2021 Notes originally issued under this Indenture remains outstanding immediately after the occurrence of such redemption, and (ii) the redemption occurs within 90 days of the date of the closing of such specified equity offering.

In addition, the 2021 Notes are subject to redemption or disposition requirements imposed by gaming laws and regulations of gaming authorities in jurisdictions in which the Company conducts gaming operations.

Upon the occurrence of a change of control (as defined in the Indenture), unless the Company has exercised its right to redeem the additional 2021 Notes, each holder of additional 2021 Notes will have the right to require the Company to repurchase all or a portion of such holder’s additional 2021 Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture contains certain covenants, including limitations and restrictions on the Company’s ability and the ability of its restricted subsidiaries to (i) incur additional indebtedness or issue preferred stock; (ii) pay dividends or make distributions on or purchase Company equity interests; (iii) make other restricted payments or investments;(iv) redeem debt that is junior in right of payment to the Notes; (v) create liens on assets to secure debt; (vi) sell or transfer assets; (vii) enter into transactions with affiliates; and (viii) enter into mergers, consolidations, or sales of all or substantially all of the Company’s assets. As of the date of the Indenture, all of the Company’s subsidiaries other than its unrestricted subsidiaries will be restricted subsidiaries. The Company’s unrestricted subsidiaries will not be subject to any of the restrictive covenants in the Indenture. The restrictive covenants set forth in the Indenture are subject to important exceptions and qualifications.

The Company intends to use the net proceeds from the Offering, together with additional borrowings under its senior secured credit facility and cash on hand, to fund (i) the purchase of the 7.75% Senior Notes due 2019 (the “2019 Notes”)  pursuant to its cash tender offer (the “Tender Offer”) for any and all of its outstanding 2019 Notes, (ii) the redemption of any and all 2019 Notes that remain outstanding following consummation of the Tender Offer and (iii) the payment of related fees and expenses of the Offering and the Tender Offer.

The additional 2021 Notes have not been registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and until so registered, the additional 2021 Notes may not be offered or sold in the United States to, or for the account or benefit of, any United States person except pursuant to an exemption from the registration requirements of the Securities Act and other applicable securities laws.

Registration Rights Agreement

In connection with the sale of the additional 2021 Notes, the Company entered into a Registration Rights Agreement, dated as of April 14, 2015 (the “Registration Rights Agreement”), with the Guarantors and Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as initial purchasers of the additional 2021 Notes.

Pursuant to the Registration Rights Agreement, the Company will use its commercially reasonable efforts to register exchange notes having substantially identical terms as the Notes under the Securities Act as part of an offer to exchange freely tradable exchange notes for the additional 2021 Notes. The Company will file a registration statement for the exchange offer with the SEC within 180 days of the issue date of the additional 2021 Notes and will use its commercially reasonable efforts to cause that registration statement to be declared effective within 240 days of the issue date of the additional 2021 Notes.

In certain instances, the Company may be required to file a shelf registration statement relating to resales of the 2021 Notes. The Company will pay liquidated damages in the form of additional interest on the additional 2021 Notes if: (i) it fails to file the required registration statement on time; (ii) the registration statement is not declared effective by the SEC on time; (iii) it does not complete the offer to exchange the additional 2021 Notes for the exchange notes within 30 days after the date the registration statement becomes effective; or (iv) if applicable, the shelf or exchange offer registration statement is declared effective but ceases to be effective during specified periods of time in connection with certain resales of the additional 2021 Notes.

If a registration default described above occurs, the annual interest rate on the additional 2021 Notes will increase initially by 0.25% for the first 90-day period immediately following the occurrence of such registration default.  The annual interest rate on the additional 2021 Notes will increase by an additional 0.25% for each subsequent 90 day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per year over 5.875%.  If the Company corrects the registration default, the accrual of such special interest will cease and the interest rate on the additional 2021 Notes will revert to the original level.  If the Company must pay liquidated damages, it will pay them to holders in cash on the same dates that it makes other interest payments on the additional 2021 Notes, until it corrects the registration default.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The description of the Registration Rights Agreement in this report is a summary only and is qualified in its entirety by the terms of the Registration Rights Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure contained in Item 1.01 above, which is incorporated herein by reference.

Item 8.01. Other Events.

On April 14, 2015, the Company issued a press release announcing (i) the results its Tender Offer with respect to its 2019 Notes and (ii) that it will redeem all of the 2019 Notes that remain outstanding following the settlement of the Tender Offer.  The 2019 Notes will be redeemed on May 14, 2015 (the “Redemption Date”) at a redemption price of 103.875% of the principal amount thereof, plus accrued and unpaid interest, to the Redemption Date (the “Redemption Price”).  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The Tender Offer was settled on April 14, 2015.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated as of April 14, 2015, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (filed herewith).

4.2

Registration Rights Agreement, dated April 14, 2015, among the Company., certain subsidiaries of the Company, Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. (filed herewith).

99.1	Press release announcing results of the tender offer and the redemption of all remaining 7.75% Senior Notes due 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.

Date: April 14, 2015	By:	/s/ Eric L. Hausler
	Name:	Eric L. Hausler
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated as of April 14, 2015, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (filed herewith).

4.2

Registration Rights Agreement, dated April 14, 2015, among the Company., certain subsidiaries of the Company, Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. (filed herewith).

99.1	Press release announcing results of the tender offer and the redemption of all remaining 7.75% Senior Notes due 2019.